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ADC TELECOMMUNICATIONS, INC.
EXECUTIVE INCENTIVE EXCHANGE PLAN
FISCAL YEAR 2001

ADC TELECOMMUNICATIONS, INC.
EXECUTIVE INCENTIVE EXCHANGE PLAN
FISCAL YEAR 2001

I.  PLAN NAME AND EFFECTIVE DATE

    The name of this Plan is the ADC Telecommunications, Inc. ("Company") Executive Incentive Exchange Plan—Fiscal Year 2001 ("FY 2001"), effective November 1, 2000 through October 31, 2001.

II.  PURPOSE

    The purpose of the Plan is to provide exceptional rewards for exceptional performance of eligible executives, align executive rewards with shareholder interests, and provide an incentive for retention.

III.  ADMINISTRATION

    This Plan will be administered by the same Committee ("Committee") appointed and authorized by the Company's Board of Directors to administer the Company's 1991 Stock Incentive Plan. The Committee is authorized to make all decisions as required in administration of the Plan and to exercise its discretion to define, interpret, construe, apply, and make any exceptions to the terms of the Plan.

IV.  STOCK OPTION ISSUANCE

    All stock options issued under this Plan will be granted under the Company's 1991 Stock Incentive Plan and/or its successor plans.

V.  ELIGIBILITY

    The Committee will establish rules of eligibility for participation in the Plan in accordance with the 1991 Stock Incentive Plan and determine eligibility in accordance with those rules. Eligibility is limited to ADC executives who receive approval from the Chief Executive Officer for participation in the Fiscal Year Plan. (For FY2001 eligibility generally has been confined to selected executives at U.S. salary grade 21 or higher, plus those at salary grade 20 who were selected for FY2000.) All Plan participants must also be participants under the Company's Management Incentive Plan ("MIP"). No employee will become a participant after November 1, 2000.

VI.  PLAN GOALS AND ACHIEVEMENT

    All goals and objectives under this Plan shall be identical to the goals and objectives stated in each participant's MIP. Total payouts are calculated in the same fashion as payouts made under the applicable MIP.

VII.  EXCHANGE ELECTION

    Prior to the beginning of FY 2001, participants may irrevocably elect to exchange up to 50% of their FY 2001 MIP award for options to purchase common stock of the Company. Such elections may be made in 10% increments up to a maximum of 50% of the cash MIP award. No exchange will be made if the portion elected for exchange is less than One Hundred Dollars ($100.00).

VIII.  EXCHANGE DATE

    Exchanges made under this Plan will be made as soon as administratively feasible following the close of FY 2001 and as soon as MIP awards are approved.

IX.  EXCHANGE CALCULATION

    The MIP award that will be used to calculate the exchange to options will be the incentive amount eligible to be paid for the fiscal year.

    The number of option shares provided as a result of the exchange will equal the dollar amount of the MIP award elected to be exchanged multiplied by six (6), with this product being divided by the closing market value of ADC common stock on the last market trading day of FY2000. Note that the denominator is the value of ADC stock immediately prior to the beginning of the Plan fiscal year. The final number of shares will be rounded to the nearest whole number of shares.

    This exchange causes payment of the MIP cash incentive amount exchanged to be forfeited, except as described under Section XIV.

X.  NATURE OF OPTIONS TO BE GRANTED

    All options granted under this Plan will be nonqualified stock options, that are not "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

XI.  TERM AND VESTING OF OPTIONS

    All options granted under this Plan will have a term and method of exercise as determined by the Committee. The term will be ten (10) years from the date of grant. Options will vest in three (3) equal annual installments, beginning one (1) year after the grant date.

XII.  EXERCISE PRICE OF OPTIONS

    The exercise price of the stock options granted under this plan will be the Fair Market Value of the Company's common stock on the last business day of the fiscal year (i.e., October 31, 2001) and be determined in accordance with the 1991 Stock Incentive Plan.

XIII.  STOCK OPTION GRANT DATE

    The effective date of the stock options granted under the Plan will be the last business day of the fiscal year.

XIV.  EFFECT OF CHANGE IN EMPLOYMENT STATUS ON CURRENT YEAR ELECTIONS (CHANGES DURING THE PLAN YEAR)

    A.  Termination of Employment.  A participant who terminates employment prior to the end of FY 2001 will relinquish all rights to the grant of any stock option under this plan and will forfeit the MIP cash equivalent amount as defined in his/her irrevocable exchange election.

    B.  Change in Job Status Based Upon a Demotion.  A participant who is demoted from an eligible position under this Plan to an ineligible position will exchange the pro-rata portion of cash MIP award that is calculated according to the time served in the eligible position during FY 2001, provided at least three months was served in the eligible position.

    C.  Death.  If a participant dies during FY 2001, the participant's heirs as determined by will or applicable laws of descent and distribution will have no right to receive any stock options under this plan. Heirs will receive instead the cash equivalent of the pro-rata MIP award that is calculated according to the MIP Plan.

XV.  EFFECT OF CHANGE IN EMPLOYMENT STATUS OCCURRING AFTER FY 2001 ON EXCHANGES MADE IN FY 2001

    All stock options already awarded under this Plan will vest fully upon a participant's death, disability, or voluntary retirement. For purposes of this Plan, retirement from the Company shall be defined as having attained age 55 with 10 years of service with the Company ("early retirement"), or age 65 with 5 years of service with the Company ("normal retirement").

    If a participant terminates for any other reason, termination provisions will be applied. For each grant or exchange already made, if the participant terminates prior to the vesting of the first one third of the options, all options and the MIP cash equivalent amount will be immediately forfeited. If the participant terminates after the first one third of the options have vested, all vested options will remain exercisable for a period of one (1) year. All unvested options will be forfeited, and no cash equivalent will be provided.

XVI.  EFFECT OF CHANGE IN CONTROL ON EXCHANGES ALREADY MADE

    In the event of a change in control of the Company as referenced in stock option agreements issued pursuant to this Plan, all unvested options will immediately vest in full.

XVII.  AMENDMENT OR TERMINATION OF PLAN

    The Board of Directors reserves and retains the right to modify, rescind or terminate this Plan in whole or in part, at its sole discretion, and nothing in this Plan limits this right in any way or creates any rights in any employee in future participation in this Plan or any other, or constitutes any guarantee of compensation or employment with ADC. Further, neither the Board of Directors nor the Company has any obligation under this Plan or otherwise to adopt this or any other plan in any future fiscal year.

ATTACHMENT I

EXCHANGE EXAMPLE

Assumptions
Annual earnings for FY 2001:	$100,000
Exchange election:	50% of MIP award
MIP award:	$30,000
FMV of stock on 10/31/00:	$30.00
Exercise price of option (10/31/01):	$35.00
Grant date:	October 31, 2001

Exchange Calculation (Number of option shares awarded)

MIP Award × Exchange Election % × 6 ÷
FMV per share on 10/31/00

$30,000 × 50% × 6 ÷
$30.00

$90,000 ÷
$30.00

3,000 options at an exercise price of $35.00 per share

Vesting

1,000 shares vest on 10/31/02

1,000 shares vest on 10/31/03

1,000 shares vest on 10/31/04

Five Year Projected Value of Award (for illustration purposes only)

  •
  Assume 15% compounded annual stock price appreciation

  •
  Assumed stock price 10/31/06 = $70.40

  •
  5 year gain: $70.40 - $35.00 (exercise price) = $35.40

  •
  Projected gain: 3,000 × $35.40 = $106,200 vs. $15,000 original amount exchanged

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ADC TELECOMMUNICATIONS, INC. EXECUTIVE INCENTIVE EXCHANGE PLAN FISCAL YEAR 2001
ATTACHMENT I EXCHANGE EXAMPLE